UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2017 (March 31, 2017)

SLM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware		19713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 451-0200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 31, 2017, SLM Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as underwriters (the “Underwriters”), in connection with the offer and sale of $200,000,000 aggregate principal amount of 5.125% Senior Notes due 2022 (the “Notes”) issued by the Company (the “Offering”). The Offering is expected to be completed on or about April 5, 2017. The Underwriting Agreement includes the terms and conditions for the offering and sale of the Notes, indemnification and contribution obligations, and other terms and conditions customary in agreements of this type.

The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (File No. 333- 205031) (the “Registration Statement”). The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference into this Item 8.01 and into the Registration Statement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 31, 2017, among SLM Corporation, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as underwriters.

4.1	Form of Senior Note due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2017

SLM CORPORATION

By:	/s/ STEVEN J. MCGARRY
Name: Steven J. McGarry
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 31, 2017, among SLM Corporation, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as underwriters.

4.1	Form of Senior Note due 2022.